UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2021

Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 445-5700	N/A
(Registrant’s telephone number, including area code)	(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Hudson Pacific Properties, Inc.  ☐
Hudson Pacific Properties, L.P.  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Hudson Pacific Properties, Inc.  ☐
Hudson Pacific Properties, L.P.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
On November 16, 2021, Hudson Pacific Properties, Inc. (the “Company”), as General Partner of Hudson Pacific Properties, L.P., its operating partnership subsidiary (the “Operating Partnership”), executed the Fifth Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), in connection with its completion of an underwritten public offering of 16,000,000 shares of 4.750% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”). The Partnership Agreement, among other things, creates a series of preferred units (the “Series C Preferred Units”) that mirrors the rights and preferences of the Series C Preferred Stock described in more detail below. At the closing of the offering, the proceeds were contributed by the Company to the Operating Partnership in exchange for 16,000,000 Series C Preferred Units. This description of the material terms of the Partnership Agreement is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.2 to this Current Report on Form
8-K
and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.
In connection with the closing of underwritten public offering Series C Preferred Stock on November 16, 2021, the Operating Partnership issued to the Company 16,000,000 Series C Preferred Units in exchange for the Company’s contribution to the Operating Partnership of the net proceeds from the offering. The Series C Preferred Units have substantially similar rights, preferences and other privileges as the Series C Preferred Stock. The Operating Partnership issued the Series C Preferred Units to the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03.	Material Modifications to Rights of Security Holders.
Hudson Pacific Properties, Inc.
On November 15, 2021, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary (the “Articles Supplementary”) to the Company’s Articles of Amendment and Restatement, classifying and designating 18,400,000 shares of the Company’s authorized capital stock as shares of Series C Preferred Stock. As set forth in the Articles Supplementary, the Series C Preferred Stock, with respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company, ranks: (a) senior to all classes or series of the Company’s common stock, par value $0.01 per share (“Common Stock”), and any future classes or series of capital stock of the Company now or hereafter authorized, issued or outstanding expressly designated as ranking junior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; (b) on parity with any class or series of capital stock of the Company expressly designated as ranking on parity with the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company; and (c) junior to any other class or series of capital stock of the Company expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Company. Holders of Series C Preferred Stock, when and as authorized by the board of directors of the Company, are entitled to cumulative cash dividends at the rate of 4.750% per annum of the $25.00 per share liquidation preference per share, equivalent to $1.1875 per annum per share. Dividends are payable quarterly in arrears on or about the last day of December, March, June and September of each year, beginning on or about March 31, 2022. In addition to other preferential rights, the holders of Series C Preferred Stock are entitled to receive the liquidation preference, which is $25.00 per share, before the holders of Common Stock in the event of any voluntary or involuntary liquidation, dissolution or winding-up
of the Company’s affairs.
Generally, Series C Preferred Stock are not redeemable by the Company prior to November 16, 2026. However, upon the occurrence of a “Change of Control” (as defined below), holders of Series C Preferred Stock will have the right (unless, on or prior to the Change of Control Conversion Date (as defined below), the Company has provided or provides notice of its election to redeem the Series C Preferred Stock) to convert some or all of the Series C Preferred Stock (the “Change of Control Conversion Right”) into a number of shares of Common Stock per Series C Preferred Stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C preferred dividend payment and prior to the corresponding Series C preferred dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Share Price (as defined below); and

•	1.9121 (the “Share Cap”), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.
If the Company has provided or provides a redemption notice, whether pursuant to the Company’s special optional redemption right in connection with a Change of Control or the Company’s optional redemption right, holders of Series C Preferred Stock will not have any right to convert their shares of Series C Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series C Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.
A “Change of Control” is when, after the original issuance of the Series C Preferred Stock, the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
as a result of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE AMER or the NASDAQ Stock Market (“NASDAQ”) or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE AMER or NASDAQ.

The “Change of Control Conversion Date” will be a business day occurring within 20 to 35 days following the date on which the Company provides the required notice of the occurrence of a Change of Control to the holders of Series C Preferred Stock.
The “Common Stock Price” will be: (i) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is solely cash, the amount of cash consideration per share of Common Stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of the Company’s Common Stock is other than solely cash, the average of the closing price per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices, or if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control.
A complete description of the Series C Preferred Stock is contained in the Articles Supplementary which is filed as Exhibit 3.1 to this Current Report on Form
8-K
and is hereby incorporated by reference into this Item 3.03.
Hudson Pacific Properties, L.P.
Information about the Partnership Agreement under Item 1.01 of this Current Report on Form
8-K
is incorporated by reference into this Item 3.03.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Hudson Pacific Properties, Inc.
Information about the Articles Supplementary under Item 3.03 of this Current Report on Form
8-K
is incorporated by reference into this Item 5.03.
Hudson Pacific Properties, L.P.
Information about the Partnership Agreement under Item 1.01 of this Current Report on Form
8-K
is incorporated by reference into this Item 5.03.

Item 8.01	OTHER EVENTS
On November 16, 2021, the Company completed an underwritten public offering of 16,000,000 shares of its Series C Preferred Stock for net proceeds of approximately $ 389.5 million after deducting the underwriting discount and other estimated offering expenses. The offering was made pursuant to the Company’s effective registration statement on Form
S-3
(File
No. 333-255579),
a base prospectus, dated April 28, 2021, included as part of the registration statement, and a prospectus supplement, dated November 4, 2021, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Attached hereto as Exhibit 5.1 is the opinion of Venable LLP relating to the legality of the shares of Series C Preferred Stock issued in connection with the closing of the offering.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

3.1*	Articles Supplementary designating the Series C Preferred Stock of Hudson Pacific Properties, Inc.

3.2*	Fifth Amended and Restated Agreement of Limited Partnership of Hudson Pacific Properties, L.P.

5.1*	Opinion of Venable LLP.

23.1*	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hudson Pacific Properties, Inc.

Date: November 16, 2021	By:	/s/ Mark T. Lammas
Mark T. Lammas
President

Hudson Pacific Properties, L.P.

By: Hudson Pacific Properties, Inc.
Its General Partner

	By:	/s/ Mark T. Lammas
Mark T. Lammas
President